As filed with the Securities and Exchange Commission on May 29,
1996.
                        Registration Statement No. 333- _____


                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549
                       ____________________

                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
                       ____________________

                        TULTEX CORPORATION
      (Exact name of Registrant as specified in its Charter)

      Virginia                                  54-0367896
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)             Identification Number)

                    101 Commonwealth Boulevard
                   Martinsville, Virginia  24115
    (Address of principal executive office, including zip code)

                        TULTEX CORPORATION
                    CONSOLIDATED INCENTIVE PLAN
                     (Full title of the Plan)


                        O. Randolph Rollins
           Executive Vice President and General Counsel
                        Tultex Corporation
                    101 Commonwealth Boulevard
                   Martinsville, Virginia  24115
                          (540) 632-2961

    (Name, address, including zip code, and telephone number including area code, of agent for service)

                         With copies to:

                       Lathan M. Ewers, Jr.
                           Mark S. Dray
                         Hunton & Williams
                   Riverfront Plaza, East Tower
                       951 East Byrd Street
                   Richmond, Virginia 23219-4074
                           804-788-8200
                       ____________________

                    CALCULATION OF REGISTRATION FEE
                                Proposed   Proposed
 Title of                       maximum    maximum
securities                      offering   aggregate   Amount of
  to be         Amount to be    price per  offering  registration
registered       registered       share     price         fee

Common Stock
$1.00 par value 500,000 shares  $5.1875(*) $2,593,750    $895

     (*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule
457(c) on the basis of $5.1875 per share, which was the average of the high and low prices of the Common Stock on the New York
Stock Exchange on May 24, 1996, as reported in The Wall Street
Journal.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
         Information.

         Not required to be filed with the Commission.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Registrant with the Commission (Commission File No. 1-8016) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995;
(ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996; and (iii) the Company's Registration Statement on Form 10, containing a description of the Company's Common Stock.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Virginia Stock Corporation Act, Registrant's Articles of Incorporation of the Company (the "Articles") eliminate all liability of the Company's directors and officers for monetary damages to Registrant or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to Registrant as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of Registrant, except in the event of willful misconduct or a knowing violation of the criminal law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Restated Articles of Incorporation (filed as Exhibit 3.1 to the company's Form 10-K for the year ended December 29, 1990 and incorporated herein by reference)

4.2  Articles of Amendment to the Restated Articles of
     Incorporation (filed as Exhibit 3.2 to the company's
     8-K dated January 31, 1992 and incorporated herein by reference)

4.3 By-laws of Tultex Corporation (filed as Exhibit 3.3 to the company's Amendment No. 1 to Form S-1 dated March 17, 1995 and incorporated herein by reference)

4.4 Indenture among Tultex Corporation, the Guarantors and First Union National Bank of Virginia, as Trustee, relating to the Senior Notes dated March 23, 1995 (filed as Exhibit 4.1 to the company's Amendment No. 1 to Form S-1 dated March 17, 1995 and incorporated herein by reference)

4.5 Senior Note (included in Exhibit 4.1 as filed with the company's Amendment No. 1 to Form S-1 dated March 17, 1995 and incorporated herein by reference)

4.6 Subsidiary Guarantee (included in Exhibit 4.1 as filed with the company's Amendment No. 1 to Form S-1 dated March 17,
     1995 and incorporated herein by reference)

5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

23.1 Consent of Coopers & Lybrand.

24.2 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5).

25   Power of Attorney

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                   (i)  To include any prospectus required by
                        Section 10(a)(3) of the Securities Act
                        of 1933, as amended (the "Securities
                        Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes either Suzanne H. Wood or Lathan M. Ewers, Jr. to sign in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement and appoints each such person as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to the registration statement.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on this 16th day of May, 1996.


                                   TULTEX CORPORATION


                                   By  /s/ Charles W. Davies, Jr.
                                       Charles W. Davies, Jr.
                                       President and Chief
                                       Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 16th day of May, 1996.

           Signature                          Title

By  /s/ John M. Franck            Chairman of the Board and
        John M. Franck            Director

By  /s/ Charles W. Davies, Jr.    President, Chief Executive
        Charles W. Davies, Jr.    Officer and Director


By  /s/ Suzanne H. Wood           Vice President and Chief
        Suzanne H. Wood           Financial Officer
                                  (Principal Financial Officer
                                  and Principal Accounting
                                  Officer)

By  /s/ Lathan M. Ewers, Jr.      Director
        Lathan M. Ewers, Jr.

By  /s/ Irving M. Groves, Jr.     Director
        Irving M. Groves, Jr.

By                                Director
        H. Richard Hunnicutt, Jr.

By                                Director
        J. Kenneth Iverson

By                                Director

        Bruce M. Jacobson

By  /s/ Richard M. Simmons, Jr.   Director
        Richard M. Simmons, Jr.

                          EXHIBIT INDEX


                                                 Sequentially
Exhibit No.        Description                   Number Page

   4.1        Restated Articles of Incorporation
              (filed as Exhibit 3.1 to the
              company's Form 10-K for the year
              ended December 29, 1990 and
              incorporated herein by reference).

   4.2        Articles of Amendment to the
              Restated Articles of Incorporation
              (filed as Exhibit 3.2 to the
              company's 8-K dated January 31, 1992
              and incorporated herein by
              reference).

   4.3        By-laws of Tultex Corporation (filed
              as Exhibit 3.3 to the company's
              Amendment No. 1 to Form S-1 dated
              March 17, 1995 and incorporated
              herein by reference).

   4.4        Indenture among Tultex Corporation,
              the Guarantors and First Union
              National Bank of Virginia, as Trustee,
              relating to the Senior Notes dated
              March 23, 1995 (filed as Exhibit 4.1
              to the company's Amendment No. 1 to
              Form S-1 dated March 17, 1995 and
              incorporated herein by reference).

   4.5        Senior Note (included in Exhibit 4.1
              as filed with the company's Amendment
              No. 1 to Form S-1 dated March 17,
              1995 and incorporated herein by
              reference).

   4.6        Subsidiary Guarantee (included in
              Exhibit 4.1 as filed with the
              company's Amendment No. 1 to Form S-1
              dated March 17, 1995 and incorporated
              herein by reference).

    5         Opinion of Hunton & Williams as to the
              legality of the securities being
              registered.

    23.1      Consent of Coopers & Lybrand.

    24.2      Consent of Hunton & Williams (included
              in the opinion filed as Exhibit 5 to
              the Registration Statement).

    25        Power of Attorney.